Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: David Smith, CFO
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES DOUBLES ITS CREDIT LINE CAPACITY TO $200 MILLION

Elkhart, Ind. - April 28, 2016 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for the recreational vehicle and adjacent industries, today announced the successful refinancing of its revolving credit facility. The new five-year $200 million revolving credit facility replaces its existing $100 million revolving credit facility, which was scheduled to expire in January 2019. The Company had no borrowings under the prior facility at the closing of the refinancing.
The new facility is led by JPMorgan and Wells Fargo Bank, who have been long time lenders to the Company. In addition to those lenders, Bank of America Merrill Lynch and 1st Source Bank are participating in this facility. This new revolving credit facility contains a feature allowing the Company to draw up to $50 million of the borrowing capacity in approved foreign currencies, including Australian Dollars, Canadian Dollars, Pound Sterling and Euros. The new facility can also be expanded by a further $125 million, to a total size of $325 million.
The Company intends to use the capacity to fund future growth organically and through acquisition. “We are excited to continue and expand our credit relationship with our long time lending partners and to begin working with Bank of America Merrill Lynch and 1st Source Bank,” said David M. Smith, Chief Financial Officer. “This new agreement, with its expanded capacity, multi-currency feature and improved financial terms provides the Company with a platform to use its financial strength to continue to seek out and capitalize on growth opportunities.”

About Drew Industries

From 44 manufacturing and distribution facilities located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components in the United States and abroad for the leading manufacturers of recreational vehicles and manufactured homes and for the related aftermarkets for those industries, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; pontoon boats; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and awning accessories; electronic components; LED televisions and sound systems; navigation systems; wireless backup cameras; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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